UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 30, 2016, Farmer Bros. Co. issued the following statement.

Richard Farmer Sends Letter to Farmer Bros. Employees

in Support of Board of Directors

FT. WORTH, Texas – November 30, 2016 – Farmer Bros. Co. (NASDAQ: FARM, the “Company” or “Farmer Bros.”) a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products, today announced that Richard Farmer, PhD, a member of the founding Farmer family, provided the Company with a letter he sent to Farmer Bros. employees in support of the Company’s Board of Directors.

The full text of the letter follows:

November 28, 2016

Dear Farmer Bros. Co. Employees,

You may have heard or read about the recent activities of Carol Farmer Waite and the group she has formed to oppose Farmer Bros. Co.’s nominees for reelection to the Board of Directors at the Company’s upcoming 2016 Annual Meeting of Stockholders.

This group does not represent all members of the Farmer family, nor does this group represent the views of most of the trusts for which Carol claims to speak. As a member of the Farmer family, as well as a longtime Farmer Bros. stockholder and co-trustee of numerous Farmer family trusts, I fully support the Company’s Board of Directors and management team.

I believe that Mike Keown, the rest of the management team, and Farmer Bros. Co. employees are working together to execute the right strategy to position Farmer Bros. to compete and grow the business over the long term while honoring the guiding principles established by my grandfather and upheld by my father. In my own personal experience, the Board and management team have shown their willingness to engage in a dialogue with stockholders, and I believe they are committed to acting in the best interests of Farmer Bros. and all of the Company’s stockholders and employees.

I also recognize and appreciate the significant improvements to the business that the current leadership team has already made. Since Mike Keown became CEO, the Company’s stock price has nearly tripled in value, creating approximately $400 million in value for stockholders, including you as participants in the Employee Stock Ownership Plan (ESOP). This is a testament to the hard work and dedication throughout the Company; from the Board of Directors, management team, and all employees.

The future of Farmer Bros. and the value of your ESOP shares depend on the management team’s continued execution of the Company’s proven turnaround plan under the leadership of a Board that I believe is highly engaged and independent.

I look forward to supporting the Company’s Board nominees at the Company’s upcoming 2016 Annual Meeting of Stockholders.

Sincerely,

Richard F. Farmer

The Farmer Bros. Co. Board and management team appreciate the support of Richard Farmer and remain committed to acting in the best interests of the Company and delivering value to all stockholders.

Your Vote Is Important, No Matter How Many Shares You Own

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

Forward-looking Statements

Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected cost savings relating to the Company’s corporate relocation. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Important Additional Information and Where to Find It

Farmer Bros. Co. has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Farmer Bros. Co., certain of its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying GOLD proxy card, and any other documents filed by the Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Copies are available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

Additional Information

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball / Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449